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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Expedia, Inc. on Form S-3 of our report dated July 27, 2001, appearing in the Annual Report on Form 10-K of Expedia, Inc. and subsidiaries for the year ended June 30, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Seattle, Washington
January 22, 2002